UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2016

Date of Report (Date of earliest event reported)

Modern Round Entertainment Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55212	90-1031365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7333 East Doubletree Ranch Road, Suite D-250

Scottsdale, Arizona

85258

(Address of Principal Executive Offices) (Zip Code)

(480) 219-8439

(Registrant’s telephone number, including area code)

Nuvola, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2015, in connection with a change in control of our company, which is described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016, our Board of Directors and the holders of a majority of the voting power of our common stock approved our Amended and Restated Articles of Incorporation, or Restated Articles. On February 11, 2016, we filed our Restated Articles with the Secretary of State of the state of Nevada and the Restated Articles became effective.

Our Restated Articles (i) change the name of our company from “Nuvola, Inc.” to “Modern Round Entertainment Corporation,” (ii) increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000, (iii) create a classified Board of Directors, and (iv) opt into certain anti-takeover statutes under Nevada law.

Our Restated Articles change the name of our company to “Modern Round Entertainment Corporation” in order to better align with our current business. We were previously engaged in the provision of cloud-based technology, diagnostics, lead generation, and fulfillment to installers and service providers of smart home products and appliances. In connection with a change in control of our company, we transformed our business. We are now developing an entertainment concept centered around a one-of-a-kind, safe, virtual interactive shooting experience utilizing laser technology-based replica firearms with the look, feel, and weight of real firearms and extensive food and beverage offerings in an upscale environment. The name “Modern Round Entertainment Corporation” better aligns with our current business and will assist in our marketing, branding, and financing efforts.

Our Restated Articles also increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000 to enable us to engage in possible future transactions, such as stock splits, stock dividends or other distributions, equity financing transactions, acquisitions, and the issuance of stock options and other equity benefits available under new benefit plans, and take such other corporate actions as our Board of Directors determines in its sole discretion.

Our Restated Articles create a classified Board of Directors, pursuant to which our Board of Directors will be divided as evenly as possible into three classes. Class I directors will initially serve until the 2016 annual meeting of stockholders; Class II directors will initially serve until the 2017 annual meeting of stockholders; and Class III directors will initially serve until the 2018 annual meeting of stockholders. Beginning with the 2016 annual meeting of stockholders, the directors of each class, once elected, will serve as directors of our company for three years. Our previous articles of incorporation provided for the annual election of each of our directors.

Our previous articles of incorporation caused our company to opt out of certain anti-takeover provisions under Nevada law. Specifically, our company opted out of the protections afforded by Nevada’s “business combination” statute (Nevada Revised Statute Sections 78.411 to 78.444) and “control share acquisition” statute (Nevada Revised Statute Sections 78.378 to 78.3793). Our Board of Directors and stockholders holding a majority of the issued and outstanding voting power of our common stock determined that our company would benefit from these provisions, given the developmental stage of our business. Our Restated Articles contain language that causes our company to opt into Nevada’s anti-takeover statutes.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions of the Restated Articles and is subject to and qualified in its entirety by reference to the full text of the Restated Articles, which is attached hereto as Exhibit 3.1(a) to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

3.1(a)	Amended and Restated Articles of Incorporation of Modern Round Entertainment Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN ROUND ENTERTAINMENT CORPORATION

Date: February 12, 2016	By:	/s/ Ronald L. Miller, Jr.
Ronald L. Miller, Jr., Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

3.1(a)	Amended and Restated Articles of Incorporation of Modern Round Entertainment Corporation